UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 15, 2007

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 - 30733	41-1978822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition.
On February 15, 2007, American Medical Systems Holdings, Inc. issued a press release announcing financial results for its fourth quarter and full year of fiscal year 2006. The press release included a condensed statement of cash flows for the year ended December 30, 2006, which contained certain items that were incorrectly classified. Net cash provided by continuing operating activities should have been $74.1 million, not $70.9 million, and net cash provided by financing activities of continuing operations should have been $717.6 million, not $720.8 million. A corrected condensed statement of cash flows is attached hereto as Exhibit 99.1
American Medical Systems Holdings, Inc. is also supplementing the 2007 guidance that it provided in the February 15, 2007 press release. The company estimates free cash flow for 2007 to be in the range of $60.0 million to $75.0 million. Our capital spending forecast for 2007 is approximately $15.0 million. Free cash flow is measured by net cash provided by operating activities, minus purchases of property, plant and equipment (i.e., capital expenditures), both of which are line items on the statement of cash flows, determined in accordance with generally accepted accounting principles.
The information contained in this report and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     Not Applicable.
     (b) Pro Forma Financial Information.
     Not Applicable.
     (c) Shell Company Transactions.
     Not Applicable.
     (d) Exhibits.

Exhibit No.	Description

99.1	Condensed Statement of Cash Flows (included herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: February 21, 2007	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Condensed Statement of Cash Flows (included herewith).

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